Exhibit 4-A

LIMITED WAIVER LETTER

August 9, 2010

Eurohypo AG, New York Branch, Administrative Agent

1114 Avenue of the Americas

New York, NY 10036

Attention:  Head of Portfolio Operations

Re:	Taubman Corporate Revolver

Ladies and Gentlemen:

We are writing to you with respect to that certain Second Amended and Restated Secured Revolving Credit Agreement dated as of November 1, 2007 (the “Credit Agreement”) by and among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall, LLC, as Borrowers, Eurohypo AG, New York Branch, as Administrative Agent, Lead Arranger and a Bank and the other Banks signatory thereto.  Capitalized terms used but not otherwise defined herein shall have the meanings respectively given them in the Credit Agreement.

In September, 2009, Taubman Centers, Inc. announced that the book values of The Pier Shops at Caesars and Regency Square would be written down to approximately $52 million and $30 million, respectively.   Taubman Centers, Inc. also announced that its Board of Directors had decided to discontinue financial support of the $135 million mortgage loan secured by The Pier Shops.  The Pier Shops is now being foreclosed on by its mortgage lender.  Additionally, the $74.1 million non-recourse mortgage loan secured by Regency Square matures in November, 2011.  The Borrowers have requested a limited waiver under the Credit Agreement so that Taubman Centers, Inc.’s Board of Directors is able to consider and evaluate all available options in addressing the maturity of the Regency Square mortgage loan.

Section 9.01(5) is the only provision of the Credit Agreement creating an Event of Default relating to non-payment of debts by Affiliates of TRG (other than the Borrowers).  Borrowers and TRG hereby request that the Banks permanently waive any Event of Default that may now or hereafter exist under Section 9.01(5) of the Credit Agreement with respect to the Affiliates of TRG which respectively own The Pier Shops and Regency Square.

This limited waiver is subject to the following conditions:

1.
This limited waiver shall not apply to, and nothing herein shall constitute a waiver of, the occurrence of an Event of Default under Section 9.01(5) of the Credit Agreement with respect to Borrowers, TRG, TCI or any Affiliate of TRG other than the Affiliates which own The Pier Shops and Regency Square.  (For this purpose, the Capitalization Value of The Pier Shops and Regency Square shall not be aggregated with the Capitalization Value of assets of other Affiliates of TRG in determining whether an Event of Default exists under said Section 9.01(5).)

2.
This limited waiver shall not be deemed to modify or waive in any respect the financial covenants concerning Borrowers and TRG contained in Section 8.01 of the Credit Agreement. (And per Section 6.09 (6)  of the Credit Agreement, within thirty (30)  days following each Disposition of assets in excess of $25,000,000, the Borrower Parties must submit a certificate demonstrating  covenant compliance, on a pro forma basis, after giving effect to such Disposition.)

3.	The waiver set forth herein shall be limited to the express terms of this letter agreement, and no further waiver is hereby granted, implied or inferred.

4.
As consideration for the approval and execution of this limited waiver by all of the Banks, within five (5) Business Days following full execution hereof TRG will pay to each Bank a one-time fee equal to ten (10) basis points of such Bank’s Loan Commitment.

5.	The Credit Agreement and other Loan Documents are ratified and confirmed hereby and remain in full force and effect, and no defenses exist to the enforcement thereof.

6.	This letter agreement shall be governed by New York law.

7.	TRIAL BY JURY IS WAIVED IN CONNECTION WITH THE INTERPRETATION AND ENFORCEMENT OF THIS LETTER AGREEMENT.

Please execute below to confirm your agreement to this limited waiver.  Transmission of signature pages by pdf or telecopier shall be legally binding. This letter may be executed in multiple counterparts which, taken together, shall constitute and be one and the same instrument.

Very truly yours,

DOLPHIN MALL ASSOCIATES LLC, a Delaware limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:	/s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

FAIRLANE TOWN CENTER LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:	/s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

TWELVE OAKS MALL, LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:	/s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

By:	/s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

AS ADMINISTRATIVE AGENT AND AS A BANK

EUROHYPO AG, NEW YORK BRANCH

By:	/s/ Maureen Slentz
Name:	Maureen Slentz
Title:	Managing Director

By:	/s/ Stephen Cox
Name:	Stephen Cox
Title:	Executive Director

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

COMERICA BANK

By:	/s/ Kristine Vigliotti
Name:	Kristine Vigliotti
Title:	Vice President

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James A. Harmann
Name:	James A. Harmann
Title:	Vice President

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

PB (USA) REALTY CORPORATION

By:	/s/ Jonathan Oh
Name:	Jonathan Oh
Title:	Assistant Vice President

By:	/s/ Michael Rogers
Name:	Michael Rogers
Title:	Assistant Vice President

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mark Frankel
Name:	Mark Frankel
Title:	AVP

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

RBS CITIZENS, N.A. d/b/a CHARTER ONE

By:	/s/ Erin L. Mahon
Name:	Erin L. Mahon
Title:	Assistant Vice President

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

MIDFIRST BANK, a Federally Chartered Savings Association

By:	/s/ Chris Reeves
Name:	Chris Reeves
Title:	Vice President

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, FORMERLY KNOWN AS CALYON
NEW YORK BRANCH

By:	/s/ John A. Wain
Name:	John A. Wain
Title:	Managing Director

By:	/s/ Daniel J. Reddy
Name:	Daniel J. Reddy
Title:	Director

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE

By:	/s/ Thomas R. Crowley
Name:	Thomas R. Crowley
Title:	Senior Vice President, Real Estate Finance

By:	/s/ Jung Y. Chun
Name:	Jung Y. Chun
Title:	Vice President, Real Estate Finance

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Curt M. Steiner
Name:	Curt M. Steiner
Title:	Senior Vice President

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

FIFTH THIRD BANK, an Ohio Banking Corporation

By:	/s/ Timothy J. Kalil
Name:	Timothy J. Kalil
Title:	Vice President

COUNTERPART SIGNATURE PAGE

TO

LIMITED WAIVER LETTER

BANK:

BAYERISCHE LANDESBANK, NEW YORK BRANCH

By:	/s/ Thorsten Klein
Name:	Thorsten Klein
Title:	First VP

By:	/s/ Timothy Moore
Name:	Timothy Moore
Title:	First VP